Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV ANNOUNCES RECORD REVENUE
FOR SECOND QUARTER 2008
Releases Selected Preliminary Financial Results
Optical Component Revenue Increased 112% Year-Over-Year
Network Equipment Revenue Increased 28% Year-Over-Year
CHATSWORTH, CA — July 29, 2008 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for WDM and optical transport, metro Ethernet, fiber optic components, 10GE, out-of-band networking and other optical networking products, today announced selected preliminary financial results for its second quarter and six months ended June 30, 2008.
As previously announced on June 5, 2008, MRV’s Board of Directors has appointed a special committee of independent directors to conduct an internal review relating to the company’s historical stock option grant practices and related accounting and MRV’s accounting for earn-outs and profit sharing in two European subsidiaries. The review of MRV’s stock option grant practices was prompted by the determination of management that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards. As a result, the company expects to restate its financial statements to record the effects of additional non-cash compensation expenses and has determined that financial statements and the related reports of MRV’s independent public accountants, earnings press releases, and similar communications previously issued by MRV should not be relied upon as a consequence of the pending restatement of its historical financial statements. For further information, please see MRV’s Current Report on Form 8-K filed with the Securities Exchange Commission on June 6, 2008.
The review of the special committee is ongoing and the adjustments to MRV’s historical financial statements have yet to be determined. Accordingly, current financial results reported in this press release, comparative information from 2007 and 2008, which have been included to provide a context in which to assess MRV’s performance for the current periods, and any related disclosure regarding trends and guidance, must be considered preliminary and subject to change, and such changes, if made, could be material.
Revenue for the second quarter of 2008 was a record $147.6 million, above previously stated guidance and an increase of 45% over revenue of $102 million in the second quarter of 2007. Strong growth was driven by a 28% increase in the network equipment segment, a 17% increase in the network integration segment and 112% in the optical components segment. Revenue for the six months ended June 30, 2008 was $273.2 million an, increase of 43% from the six months ended June 30, 2007.
Exhibit 99.1-1

The MRV Network Equipment segment posted the strongest growth in recent history and its best quarter ever with $33.6 million in revenue, compared with $26.4 million in the same quarter of the previous year. For the quarter ended June 30, 2008, MRV Network Integration reported $61.6 million in revenue and Optical Components reported $56.2 million in revenue.
“We are very pleased with our achievement of obtaining significant growth while improving the health of our operational structure,” commented Noam Lotan, President and Chief Executive Officer of MRV. “Growth was driven by both our fiber optic group and strong growth for our network equipment division, which traditionally has been our higher margin business segment. We have an innovative product roadmap specifically focused on carrier access and aggregation, packet optical transport and wireless backhaul, which is clearly supporting our mission and contributing to our success.”
Mr. Lotan continued, “We remain committed and focused on our strategy to generate above-market revenue growth while improving our operating performance in order to drive results to the bottom line.”
At June 30, 2008, MRV had combined cash, cash equivalents, time deposits and short-term and long-term marketable securities of $79.0 million, compared with $82.2 million at the end of the first quarter of 2008.
As a result of the on-going review and the expected restatement, the company is not able to present its detailed GAAP financial results for the quarter or six months ended June 30, 2008 or comment on the progress of the review. The company does not expect the Special Committee’s review to be completed in time for the company to file its Quarterly Report on Form 10-Q for the quarter just ended by the SEC deadline of August 11, 2008 or within the five-day extension period provided by the SEC’s rules and accordingly does not expect that it will be filing the form necessary to obtain the extension. Following the completion of the Special Committee’s review, the company intends to file its Form 10-Q for the quarter ended June 30, 2008.
Third Quarter of 2008 Outlook
MRV currently estimates that revenue for the third quarter of 2008 will be in the range of $139 million to $144 million or 20% to 24% year-over-year growth.
Other Information
MRV will host a conference call to discuss its preliminary second quarter 2008 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-7087 to access the conference call. International parties can access the call at 303-262-2191. A financial presentation designed to guide participants through the call will also be available. MRV will offer
Exhibit 99.1-2

its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website.
Forward-Looking Statements
This press release contains statements, and the scheduled conference call contain statements, regarding future financial and operating results of MRV, MRV’s expected revenues for the third quarter of 2008 ending on September 30, 2008, and other statements about future expectations, beliefs, goals, plans or prospects are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to managements’ assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and that expected conditions will remain the same or improve and involve risks, uncertainties and assumptions, the likelihood of realizing are difficult to assess and may not occur. Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations.
In addition, there are a number of risks associated with matters relating to the ongoing review by the special committee of independent directors of MRV’s historical stock option practices and the company’s accounting for earnouts and profit sharing in certain subsidiaries. We cannot predict when either the internal review or expected restatement will be completed and there may be negative tax or other implications for MRV resulting from the accounting adjustments. There can be no assurance that we will maintain our Nasdaq listing. We cannot predict the outcome of the internal review, or any lawsuit or other proceeding related to the matters under review by the special committee. In addition to the lawsuits that have been filed against the company to date, we could also be subjected to other lawsuits and could become the subject of regulatory inquiries and investigations. Dealing with matters related to the subject matter of the special committee’s review and the allegations made in pending or other lawsuits could divert management’s attention from our operations and expenses arising from the special committee’s review, the expected restatement, related litigation and other associated activities are expected to continue to be significant. These events could adversely affect our business and the price of our common stock.
All information in this release is as of July 29, 2008. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
About MRV Communications, Inc. MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s network equipment business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. The company’s optical components business, operating under the Source Photonics brand, includes Source Photonics, Inc. and Fiberxon, Inc., both wholly owned subsidiaries of MRV. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley Investor Relations
(818) 886-MRVC (6782)	maria@blueshirtgroup.com ir@mrv.com
(415) 217-2631
Exhibit 99.1-3